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                                                                    EXHIBIT 24.1

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in Registration Statements No. 33-57078 and No. 333-38849 of On Assignment, Inc. and subsidiaries on Form S-8 of our report dated January 22, 1999, with respect to the consolidated financial statements and financial statement schedule of On Assignment, Inc. appearing in this Annual Report on Form 10-K of On Assignment, Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

March 29, 1999
Los Angeles, California

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